Exhibit 10.5



                           QUEST RESOURCE CORPORATION

                              EMPLOYMENT AGREEMENT
                                 [JERRY D. CASH]

      THIS EMPLOYMENT AGREEMENT is effective the 7th day of November, 2002, by and between QUEST RESOURCE CORPORATION, a Nevada corporation (hereinafter referred to as "Employer"), and Jerry D. Cash (hereinafter referred to as "Employee").

      WHEREAS, Employer desires to employ Employee in the capacity of Chairman of the Board, Co-Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer;

      WHEREAS, Employee desires to be employed by Employer in the aforesaid capacity; and

      WHEREAS, Employer and Employee desire to set forth in writing the terms and conditions of their agreements and understandings.

      NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1.    Term of Employment.

          1.1  Employer  shall  employ  Employee  in the  capacity  set forth in
     Section 2. This Employment Agreement shall replace all employment agreements, if any, entered into between Employer and Employee prior to the effective date of this Employment Agreement. Employee's employment under this Agreement shall terminate thirty-six (36) months after the date of this Agreement.

          1.2 This Agreement may be terminated in accordance with the provisions of Sections 11.1 [termination for cause or violation of agreement], 11.2 [severance pay], 11.3 [termination by Employee] and 11.4 [mutual written agreement]. Sections 6 [disclosure of materials], 7 [non-compete], 8 [accounting], 9 [return of materials], 10 [reasonableness], 17 [assistance after termination] and 18 [change of control] shall survive the termination of this Agreement.

      2.    Duties of Employee.

          2.1 The Employee will serve as Chairman of the Board, Co-Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of the Employer and will have such authority and responsibility as are customarily conferred on a co-chief executive officer of a corporation; provided, however, the Employee acknowledges that (i) Douglas L. Lamb (or his duly appointed successor) will be the other Co-Chief Executive Officer (the "Other CEO") who will have similar authorities and responsibilities as the Employee but whose non-exclusive emphasis will be in the areas of management of operations and personnel, (ii) the Employee's non-exclusive emphasis will be in the areas of banking, finance, promotion and acquisition evaluation and (iii) the Employee and the Other CEO will consult with each other and agree upon any decision, action or inaction that is material to the Employer or any of its subsidiaries (and neither the Employee nor the Other CEO shall make any decision or take or fail to take any such action without such agreement).

          2.2 The principal place of the Employee's employment hereunder shall be in Oklahoma City, Oklahoma, subject to such business travel as may be reasonably necessary in connection with the Employee's performance of his duties to the Employer; provided that the Employer shall take all reasonable actions to allow the Employee to perform his duties to the Employer from Oklahoma City, Oklahoma. Employee shall also be provided with an executive office in Employer's Benedict, Kansas office.

          2.3 The Employee will devote his time, attention, skill, and energy exclusively to the business of the Employer, will use his best efforts to promote the success of the Employer's business, and will cooperate fully with the Board of Directors in the advancement of the best interests of the Employer. Nothing in this Section 2, however, will prevent the Employee from engaging in additional activities in connection with personal investments and community affairs that are not inconsistent with the Employee's duties under this Agreement.

          2.4 If the Employee is elected as a director of the Employer or as a director or officer of any of its subsidiaries, the Employee will fulfill his duties as such director or officer without additional compensation.

          2.5 The Employer shall amend its Articles of Incorporation and Bylaws, and take all other necessary action, to implement the delegations of authority and responsibility contemplated by this Section 2.

     3. Salary. As compensation for all services to be rendered for Employer by Employee under this Agreement, Employee shall be paid an annual salary of One Hundred Twenty Thousand Dollars and No/100 ($120,000.00) payable in equal bi-weekly payments, and such salary shall be prorated at commencement or expiration of the term in the event that the first or last pay period is less than a bi-weekly period. Any additional salary increments and the times and amounts of such shall be in the sole discretion of the Board of Directors of the Employer.

     4. Additional Benefits.

          4.1 In addition to, and not in limitation of the compensation referred to in Section 3 hereof, the Employer shall provide Employee and Employee's family with comprehensive medical and dental insurance coverage and shall provide Employee with disability insurance coverage.

          4.2 In addition, Employee shall participate in Employer's Profit Sharing Plan during the term of this Agreement.

          4.3 At Employer's expense, the Employer will provide the Employee a leased automobile, equivalent to a Chevrolet Suburban, with cellular telephone. The Executive

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

      must file expense and other reports with respect to such automobile in accordance with the Employer's policies.

          4.4 The Employer shall provide the Employee with a group term life insurance policy similar to that provided for the President of the Employer.

     5. Reimbursement of Business Expenses. Employee is hereby authorized by Employer to incur reasonable, ordinary and necessary business expenses for promoting Employer's business, including expenditures for travel and entertainment. Employer shall reimburse Employee for all such business expenses, provided that Employee submits to Employer an account book, diary, or similar record in which Employee has recorded, at or near the time each expenditure was made, (i) the amount of the expenditure, (ii) the time, place, and nature of the travel or entertainment expense, (iii) the business reason for the expenses and the business benefit derived or expected to be derived therefrom, and (iv) the names, occupations, and other data concerning individuals entertained sufficient to establish their business relationship with Employer. The right to reimbursement is also subject to the requirements that Employee submit to Employer supporting documents, such as receipts or paid bills, sufficient to establish the amount, date, place, and essential character of (i) any expenditure for lodging while traveling away from home and (ii) any other expenditure of Twenty-Five Dollars ($25.00) or more. Employee will be reimbursed for all expenses incurred in business travel to Employer's Benedict, Kansas office, including mileage (if in personal vehicle), overnight accommodations, and meal expense.

     6. Disclosure of Information. Employee acknowledges that, in and as a result of his employment hereunder, he will be acquiring confidential information regarding Employer's business plan, operations, and potential acquisitions. As a material inducement to Employer to enter into this Agreement, and to pay to Employee the compensation referred to in Section 3 hereof (as well as the additional benefits referred to in Section 4 hereof), Employee covenants and agrees that he shall not, at any time during the term of his employment hereunder or after the termination of Employee's employment hereunder for any reason, directly or indirectly, use, divulge or disclose, for any purpose whatsoever, any of such confidential information which has been obtained by or disclosed to him as a result of his employment by Employer.

      In the event of a breach or threatened breach by the Employee of any of the provisions of this Section 6, Employer, in addition to and not in limitation of any other rights, remedies or damages available to Employer at law or in equity, shall be entitled to a temporary and permanent injunction in order to prevent or to restrain any such breach by Employee, or by Employee's partners, agents, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for or with him.

     7. Covenants Against Competition. Employee acknowledges that his services to be rendered hereunder are of a special and unusual character which have a unique value to Employer, the loss of which cannot adequately be compensated by damages in an action at law. In view of the unique value to Employer of the services of Employee for which Employer has contracted hereunder, and because of the confidential information to be obtained by or disclosed to Employee, as hereinabove set forth, and as a material inducement to Employer to enter into this Agreement, and to pay to Employee the compensation referred to in Section 3 hereof,

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

Employee covenants and agrees that, during the term of employment and for any period that Employee is receiving severance pay from the Employer, the Employee shall not, directly or indirectly, either individually or as an employee, consultant or contractor of others, engage in any business the same or similar to the business of Employer in any geographic area in which Employer is doing business (a "Competitive Business"); provided, however, that, if Employee presents a business opportunity to the Employer that would otherwise constitute a Competitive Business and the Employer passes on that opportunity, then Employee may engage in that Competitive Business notwithstanding the restrictions set forth herein.

      In the event of a breach or threatened breach by the Employee of any of the provisions of this Section 7, Employer, in addition to and not in limitation of any other rights, remedies or damages available to Employer at law or in equity, shall be entitled to a temporary and permanent injunction in order to prevent or to restrain any such breach by Employee, or by Employee's partners, agents, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for or with him.

     8. Accounting for Profits. Employee covenants and agrees that, if he shall violate any of his covenants or agreements under Sections 6 or 7 hereof, Employer shall be entitled to an accounting and repayment of all profits, compensation, commissions, remunerations or benefits which Employee directly or indirectly has realized and/or may realize as a result of, growing out of or in connection with any such violation; such remedy shall be in addition to and not in limitation of any injunctive relief or other rights or remedies to which Employer is or may be entitled at law or in equity or under this Agreement.

     9. Return of Materials. Employee agrees that upon the termination of this employment with Employer he will promptly return to Employer all manuals, records, materials and other papers pertaining to transactions handled by Employee, or pertaining to Employer's business and all copies of the same.

     10. Reasonableness of Restrictions.

          10.1 Employee has carefully read and considered the provisions of Sections 6, 7, 8 and 9 hereof and, having done so, agrees that the restrictions and agreements set forth in such Sections (including, but not limited to, the time period or restriction) are fair and reasonable and are reasonably required for the protection of the interests of Employer, its officers, directors and other employees.

          10.2 In the event that, notwithstanding the foregoing, any of the provisions of Sections 6, 7, 8 and 9 hereof shall be held to be invalid or enforceable, the remaining provisions thereof shall nevertheless continue to be valid and enforceable as though the invalid and unenforceable parts had not been included therein. In the event that any provision of Sections 6 or 7 relating time period and/or areas of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period and/or areas such court deems reasonable and enforceable, said time period and/or areas of restriction shall be deemed to become and thereafter be the maximum time period and/or areas which such court deems reasonable and enforceable.


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

     11. Termination of Employment.

          11.1 Nothing in this Agreement shall be construed to prevent Employer (by action of its Board of Directors) from terminating Employee's employment under and pursuant to this Agreement at any time for cause. Termination of Employee's employment under this Section shall not constitute a breach of this Agreement by Employer, and shall relieve Employer of any and all obligation to pay any compensation provided by
     Section 3 and Section 4 for any period after the date of such termination.

          Termination of Employee's employment under this Agreement for cause shall be limited to, the following:

               (a) material breach by the Employee of any material term of this Agreement, which breach has not been cured by the Employee within ten
          (10) business days of notice of such breach from the Board of Directors of the Employer;

               (b) fraud, misappropriation or embezzlement by Employee in connection with his employment under this Agreement or otherwise;

               (c) the use by Employee of illegal narcotic substances;

               (d) the immoderate use of alcoholic beverages by Employee which interferes with the performance of Employee's duties under this Agreement; and

               (e) the failure or inability of Employee, for a minimum continuous sixty (60) day period, to work or to comply with the reasonable employment requirements established for Employee from time to time by the Board of Directors of Employer.

          11.2 Other than a termination following a Change of Control as provided in Section 18 hereunder, in the event that Employee's employment under this Agreement is terminated by the Employer for any reason other than for cause as described in Section 11.1 above, then Employee shall be entitled to severance pay in an amount equal to the salary payable to Employee under the terms of Section 3 hereof for the greater of (a) a period of twelve (12) months from the date of termination of this Agreement or (b) the unfinished term of this Agreement under Section 1.1. In addition, Employer shall continue to provide comprehensive medical and dental insurance benefits to Employee and Employee's family and disability insurance coverage to Employee during the severance period. The severance payments provided hereunder shall be in lieu of and in complete substitution for all compensation which would have been due and owing to Employee for the remainder of the then current employment term. Any severance pay or benefits due under the terms of this Section shall be subject to withholding for federal, state, and local taxes, as applicable.

          11.3 This Agreement may be terminated by Employee upon one hundred eighty (180) days written notice to Employer. After such termination date, all compensation described in Sections 3 and 4 hereof shall cease, other than the Employee's vested rights


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

      in the  Profit  Sharing  Plan.  The  rights of  Employee  under the other
      benefit  plans  of  Employer   shall  be  governed  as  provided  in  the
      respective plans.

          11.4 This Agreement may be terminated by the written agreement of the parties hereto.

     12. Burden and Benefit. This Agreement shall be binding upon and shall inure to the benefit of Employer and Employee, and their respective heirs, personal and legal representatives, successors and assigns.

     13. Governing Law. It is understood and agreed that the construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the State of Kansas.

     14. Severability. The provisions of this Agreement (including particularly, but not limited to, the provisions of Sections 6, 7, 8 and 9 hereof) shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions hereof shall not affect the validity and enforceability of the other provisions hereof.

     15. Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by certified or registered mail, return receipt requested, first-class postage prepaid, to his residence in the case of Employee, and to its principal office in the State of Oklahoma in the case of Employer.

     16. Entire Agreement. This Agreement contains the entire agreement and understanding by and between Employer and Employee with respect to the employment herein referred to, and no representations, promises, agreements or understandings, written or oral, not herein contained shall be in force or effect.

      No amendment or modification hereof shall be valid or binding unless the same is in writing and signed by the party intended to be bound. No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced; moreover, no valid waiver of any other provision of this Agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time or will be deemed a valid waiver of such provision at any other time.

     17. Voluntary Assistance to Employer After Expiration or Termination of Employment. Following the expiration or termination of Employee's employment with Employer, Employee shall voluntarily cooperate with and assist Employer, its accountants and legal counsel, in investigating, analyzing, defending or otherwise assisting or cooperating with Employer in any pending or future claims against or involving Employer and any of its affiliated entities, employees, officers and directors; provided, that Employer shall reimburse Employee for Employee's reasonable out-of-pocket expenses. Employer's requests for assistance hereunder shall be reasonable as to timing and duration and shall be subject to the time requirements of any other employment obligations of Employee. With the exception of disclosures required by subpoena or other mandatory legal process, Employee also agrees (1) to maintain in strict confidence any information or knowledge held by Employee regarding pending or future claims against or involving Employer, and (2) not to communicate with any party or


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


governmental agency adverse to Employer, or with a representative, agent or legal counsel for any such party or agency, concerning any pending or future claims or litigation, without Employer's written consent and the presence of legal counsel for Employer.

     18. Termination of Employment Following a Change of Control.

          18.1 Definitions relating to Termination of Employment following a Change of Control.

               (a) Change of Control. For purposes of this Section 18, a "Change of Control" shall occur if at any time any of the following events shall occur:

                    (i) the sale or  disposition,  in one or a series of related transactions, of all or substantially all of the assets of the Employer to any "person" other than Employee or Douglas L. Lamb.

                    (ii) any person other than Employee or Douglas L. Lamb is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Employer, including by way of purchase of shares, merger, consolidation or otherwise.

                    (iii) Employee and Employee's designees no longer constitute at least 50% of the membership of the Employer's board of directors.

                    (iv) Unless otherwise set forth herein, the date of a Change of Control shall be the closing date of such sale or disposition provided in (i) above, the date of such purchase, acquisition, merger, reorganization, consolidation or other acquisition of shares provided in (ii) above, or the date of the change in board membership provided in (iii) above.

               (b)  Termination or Constructive  Termination.  In the event of a
          Change of Control followed by a termination or Constructive Termination within two (2) years of the Change of Control and during the term of employment hereunder, the Employee shall be entitled to the Severance Compensation as defined in Section 18.2. A Constructive Termination shall occur in any of the following events:

                    (i) Failure to elect, reelect or otherwise maintain the Employee in the offices or positions in the Employer which the Employee holds under this Agreement;

                    (ii) A significant  adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the positions with the Employer which the Employee holds under this Agreement; or a reduction in the Employee's salary; or the termination of the Employee's rights to any substantial employee benefits to which he was entitled immediately before the Change of Control or a substantial


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                reduction in scope or value thereof;  in each case,  without the prior written consent of the Employee, and which is not remedied within ten (10) calendar days after receipt by the Employer of written notice from the Employee of such change, reduction or termination, as the case may be;

                    (iii) Failure to elect Employee to the Board of Directors of the Employer;

                    (iv) The  liquidation,  dissolution  or transfer (by merger, consolidation, reorganization or otherwise) of all or substantially all of the Employer's business and/or assets, unless the successor or successors of the Employer shall have assumed all duties and obligations of the Employer under this Agreement;

                    (v) The  Employer  shall  relocate its  principal  executive offices, or require the Employee to have his principal location of work changed to any location which is in excess of twenty-five
               (25) miles from the location thereof immediately before the Change of Control or the Employer shall require the Employee to travel away from his office in the course of discharging his responsibilities or duties hereunder significantly more (in terms of either consecutive days or aggregate days in any calendar year) than was required of him before the Change of Control without, in either case, his prior written consent; or

                    (vi) Without limiting the generality or effect of the foregoing, any material breach of this Agreement by the Employer or any successor thereto.

          18.2 Severance Compensation. In the event of a termination or Constructive Termination within two (2) years of a Change of Control during the term of employment hereunder, the Employee shall be entitled to the following rights and the Employer shall pay to the Employee the following amounts after the date (the "Termination Date") that the Employee's employment is terminated:

               (a) The Employer shall pay the Employee in cash a lump sum payment (the "Lump Sum Payment") in an amount equal to (i) 2.99 multiplied by (ii) an amount equal to one full year's aggregate salary under Section 3. In addition, the Employer shall pay an amount (the "Excise Tax Reimbursement Payment") necessary to reimburse the Employee for any federal excise tax imposed on him under Section 4999(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor Section of the Code as a result of the Employee's receipt of the Lump Sum Payment; however, such Excise Tax Reimbursement Payment shall not reimburse the Employee for (i) any other federal or state income tax payable as a result of the receipt of the Lump Sum Payment or the Excise Tax Reimbursement Payment or
          (ii) any federal excise tax imposed as a result of the Employee's receipt of the Excise Tax Reimbursement


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

           Payment.   Such  Lump  Sum  Payment  and  Excise  Tax  Reimbursement
           Payment shall be payable within ten (10) business days from the Termination Date; and

               (b) The Employer shall provide the Employee and the Employee's family with medical, dental and disability insurance benefits in the same or substantially similar amounts as were in effect before the Change of Control (or in such amounts as have been agreed to in writing by the Employee after the Change of Control) for a period of twelve (12) months following the Termination Date or until the Employee becomes reemployed in a position in which his salary and benefits are substantially similar to those in effect on the Termination Date, whichever is earliest. In the event the Employee becomes re-employed during the twelve-month period following the Termination Date, the Employer's obligations to maintain medical, dental and disability insurance under this Subsection 18.2(c) shall cease and terminate upon such reemployment.

      The payments provided pursuant to Section 18.2(a) shall be in lieu of and in complete substitution for all compensation which would have been due and owing to Employee for the remainder of the then current employment term and any severance pay pursuant to Section 11.2 hereof. Any payments or benefits due under the terms of this Section 18.2 shall be subject to withholding for federal, state, and local taxes, as applicable.

          18.3 No Mitigation Obligation. The parties understand that it may be difficult for the Employee to find reasonably comparable employment following the Termination Date. Accordingly, the parties hereto agree that the payment of the Severance Compensation by the Employer to the Employee will be liquidated damages, and that the Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall any profits, income, earnings or other benefits from any source whatsoever create any mitigation, offset, reduction or any other obligation on the part of the Employee.

     19. Arbitration. Except for claims or disputes arising under Sections 6 [disclosure of materials], 7 [non-compete], 8 [accounting], 9 [return of materials], 10 [reasonableness], all claims, disputes and questions of any nature arising out of or relating to this Agreement or any breach hereof shall be resolved by arbitration conducted in Oklahoma City, Oklahoma. Except as provided herein to the contrary, all arbitration proceedings shall be conducted according to the rules of the American Arbitration Association then in effect unless the parties hereto shall otherwise agree, in writing.

      The terms of this Section shall be specifically enforceable under the prevailing arbitration law. The award of a majority of the arbitrators shall be conclusive, final and binding upon the parties and judgment may be entered upon such award in accordance with the applicable law in any court of competent jurisdiction.

      Any party may invoke the terms of this Section by giving written notice thereof to the other party, delivered by first class mail to the last known address of such other party. Such notice shall, with specificity, set forth the nature of the dispute, shall name one arbitrator and shall be signed by the party requesting arbitration.

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

      Within fifteen days after receipt of such notice, the other party shall deliver a signed written notice to the first party naming a second arbitrator. If the other party fails to timely select a second arbitrator, the first arbitrator shall be the sole arbitrator and shall decide all disputes pursuant to the terms of this Section. If a second arbitrator is timely selected, the two named arbitrators shall, within fifteen days after delivery of the notice selecting the second arbitrator, select a third arbitrator.

      If the two arbitrators are unable to agree on a third arbitrator, the third arbitrator shall be selected by the President of the Oklahoma City, Oklahoma Bar Association or any successor organization. In order to qualify as an arbitrator, the person named must be licensed to practice law in the State of Oklahoma and must not be (i) counsel to Employer or Employee or (ii) related, by marriage or by blood to the second degree to Employee, any employee or shareholder of Employer or any employee, shareholder, owner, partner, or associate of any firm or entity with which Employee becomes associated after termination of this Agreement.

      The expense of the arbitration proceeding shall be borne by the Employer except each party shall bear the cost of his own experts, evidence, and counsel fees; provided, however, that the arbitrators may order the fees and expenses of the substantially prevailing party paid by the other party, to the extent allowed under applicable law.

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

      IN WITNESS WHEREOF, Employer and Employee have duly executed this Agreement under seal as of the day, month and year first above written.


EMPLOYER:                         QUEST RESOURCE CORPORATION,
                                  a Nevada corporation


                                  By:  /s/ Douglas L. Lamb
                                     ------------------------------------------
                                       Douglas L. Lamb, President


EMPLOYEE:                          /s/ Jerry D. Cash
                                  ---------------------------------------------
                                  Jerry D. Cash




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